UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 24, 2014

(Date of earliest event reported)

REVA MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 24, 2014, REVA Medical, Inc. (“REVA” or the “Company”) announced that Dr. Moni Stein, Chief of Interventional Radiology at Stein Interventional Consultants, and consultant to the Company, will present a scientific poster, Bioresorbable Radiopaque Embolic Microspheres: An animal study to demonstrate feasibility and short-term data, at the Society of Interventional Radiology 38th Annual Scientific Meeting on Tuesday, March 25, 2014 (PDT). The poster provides a summary of early feasibility work on a proprietary embolotherapy technology made from REVA’s family of polymers.  A copy of the poster is attached hereto as Exhibit 99.1 and will be posted under the Investor Relations section of REVA’s website at www.revamedical.com.

In addition, REVA announced that Dr. Joan Zeltinger, REVA’s Vice President of Scientific Affairs, will be making a presentation on April 2, 2014 at the Polymers & Plastics in Medical Devices 2014 Conference. The conference is being held April 1st through 3rd at the Aria Resort and Casino in Las Vegas, Nevada. Dr. Zeltinger will present information on the use of the Company’s bioresorbable radiopaque polymer technology for coronary scaffolds and other vascular applications, including embolotherapy for the treatment of liver cancer and uterine fibroids. A copy of the presentation will be posted under the Investor Relations section of REVA’s website at www.revamedical.com.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2. of Form 8-K, this information including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Scientific Poster entitled, Bioresorbable Radiopaque Embolic Microspheres: An Animal Study to Demonstrate Feasibility and Short-Term Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: March 25, 2014	/s/ Katrina L. Thompson
Katrina L. Thompson
Chief Financial Officer
(principal financial and accounting officer)

Index to Exhibits

Exhibit Number	Description of Exhibits

99.1	Scientific Poster entitled, Bioresorbable Radiopaque Embolic Microspheres: An Animal Study to Demonstrate Feasibility and Short-Term Data.